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                                                                    EXHIBIT 10.2

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                         HUNTSMAN PACKAGING CORPORATION








                             STOCKHOLDERS' AGREEMENT










                            DATED AS OF MAY 31, 2000



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                                TABLE OF CONTENTS

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                                                                                                 PAGE

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION........................................................1

    1.1       DEFINITIONS...........................................................................1
    1.2       RULES OF CONSTRUCTION.................................................................9

ARTICLE II ISSUANCES AND TRANSFERS OF SECURITIES....................................................9

    2.1       ISSUANCES AND TRANSFERS OF SECURITIES.................................................9
    2.2       CERTAIN TRANSFERS....................................................................10
    2.3       CO-SALE RIGHTS.......................................................................10
    2.4       RIGHT OF FIRST REFUSAL...............................................................11
    2.5       REQUIRED SALE IN CONNECTION WITH A SALE OF THE COMPANY...............................12

ARTICLE III RIGHTS TO SUBSCRIBE FOR SECURITIES.....................................................14

    3.1       GENERAL..............................................................................14
    3.2       EXCLUDED SECURITIES..................................................................15

ARTICLE IV BOARD...................................................................................16

    4.1       ELECTION OF DIRECTORS, VOTING........................................................16
    4.2       VOTING AGREEMENT.....................................................................18
    4.3       MEETINGS.............................................................................18
    4.4       NOTICE OF MEETINGS...................................................................18
    4.5       QUORUM FOR MEETINGS..................................................................18

ARTICLE V ADDITIONAL AGREEMENTS....................................................................19

    5.1       INFORMATION RIGHTS...................................................................19
    5.2       ACCESS TO RECORDS AND PROPERTIES.....................................................19
    5.3       CONFIDENTIAL INFORMATION.............................................................19
    5.4       CHANGE OF CONTROL....................................................................20
    5.5       REGULATORY MATTERS...................................................................20
    5.6       SPECIAL MEETINGS OF STOCKHOLDERS.....................................................20
    5.7       NOTICE REQUIREMENTS IN CONNECTION WITH ACTION BY WRITTEN CONSENT.....................20

ARTICLE VI SECURITIES LAW COMPLIANCE; LEGENDS......................................................21

    6.1       RESTRICTION ON TRANSFER AND UTAH BUSINESS CORPORATION ACT............................21
    6.2       RESTRICTIVE LEGENDS..................................................................21
    6.3       NOTICE OF TRANSFER...................................................................21
    6.4       REMOVAL OF LEGENDS, ETC..............................................................22
    6.5       ADDITIONAL LEGEND....................................................................22

ARTICLE VII AMENDMENT AND WAIVER...................................................................23

    7.1       AMENDMENT............................................................................23
    7.2       WAIVER...............................................................................23

ARTICLE VIII TERMINATION...........................................................................23


ARTICLE IX MISCELLANEOUS...........................................................................24

    9.1       SEVERABILITY.........................................................................24
    9.2       ENTIRE AGREEMENT.....................................................................24
    9.3       INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES................24
    9.4       SUCCESSORS AND ASSIGNS...............................................................24
    9.5       COUNTERPARTS; FACSIMILE SIGNATURES; VALIDITY.........................................25
    9.6       REMEDIES.............................................................................25
    9.7       NOTICES..............................................................................25
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
    9.8       GOVERNING LAW........................................................................26
    9.9       WAIVER OF JURY TRIAL.................................................................27
    9.10      CONSENT TO JURISDICTION..............................................................27
    9.11      FURTHER ASSURANCES...................................................................27
    9.12      CONFLICTING AGREEMENTS...............................................................27
    9.13      THIRD PARTY RELIANCE.................................................................27
    9.14      REPURCHASE RIGHT OF THE COMPANY......................................................28
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                                      (ii)

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                                        STOCKHOLDERS' AGREEMENT dated as of May
                                31, 2000, among HUNTSMAN PACKAGING CORPORATION,
                                a Utah corporation (the "Company"), and the
                                STOCKHOLDERS (as hereinafter defined).


                Each Stockholder currently owns (or has the right to acquire) the number of shares of the Common Stock and/or the Common Stock Warrants
(collectively, the "Warrants") issued pursuant to the Warrant Agreement, in each case, as set forth opposite the name of such Stockholder on Schedule I. The parties hereto desire to provide for the terms with respect to certain matters regarding the relationship between the Company and the Stockholders and the relationship among the Stockholders.

                ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as set forth below.

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

1.1     DEFINITIONS.

        The capitalized terms used in this Agreement have the meanings set forth below.

                "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                "Approved Sale" has the meaning ascribed to it in Section
2.5(a).

                "Authorized Representative" has the meaning ascribed to it in
Section 5.2.

                "Board" unless otherwise specified, means the Board of Directors of the Company.

                "Business Day" means any day that is not (a) Pioneer Day in the State of Utah, (b) a Saturday, Sunday, or legal holiday or (c) a day on which banks are not required to be open in New York, New York.

                "By-laws" means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

                "Chase" means Chase Domestic Investments, L.L.C., a Delaware limited liability company.

                "Closing Date" has the meaning given to such term in the Recapitalization Agreement.



                "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                "Common Stockholder" means, collectively, the Investor Stockholders, the Trust Holders, the Warrantholders and the Management Stockholders.

                "Common Stock" means, collectively, all of the common stock of the Company, of any class and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                "Common Stock Equivalent" means, at any time, one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement including, without limitation, the Warrants.

                "Company" has the meaning ascribed to it in the Preamble.

                "Control" means, (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

                "Directors" has the meaning ascribed to it in Section 4.1(d).

                "Document(s)" means, individually or collectively, this Agreement, the By-laws, the Registration Rights Agreement, the Restated Charter, the Warrant Agreement and the Recapitalization Agreement.

                "Drag Notice" has the meaning ascribed to it in Section 2.5(b).

                "Equity Incentive Plan" means any Company option or similar plan for the benefit of employees, officers, directors and/or consultants of the Company (including, without limitation, the Company's 2000 Incentive Stock
Plan).

                "Excluded Securities" has the meaning ascribed to it in Section 3.2.

                "Excluded Stockholder Shares" means all shares of Common Stock issued to Management Stockholders pursuant to the terms of the Restricted Stock Agreements which have not been released from the Repurchase Option (as defined in the Restricted Stock Agreements) on the date on which the calculation of Stockholder Shares is being determined.

                "Fair Market Value" shall mean, with respect to any Stockholder Share, as of any date of determination, the fair value of each Stockholder Share (or, with respect to a warrant or option, the fair value of each Stockholder Share obtainable upon exercise thereof net of the exercise price), determined in accordance with the terms hereof. At any time that the Fair



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Market Value shall be required to be determined hereunder, the Board shall make a good faith determination (the "Board's Determination") of the fair market value of each Stockholder Share within thirty (30) days of the delivery by the Company of the Repurchase Notice (without taking into account that the Stockholder Shares may be "restricted securities" and without any discount for the minority position represented by the Stockholder Shares) and shall provide within such 30-day period to the Management Stockholder or its Permitted Transferees with respect to whose Stockholder Shares such determination is being made, a written notice thereof which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Management Stockholder or such Permitted Transferee shall have thirty (30) days following receipt of the Determination Notice within which to deliver to the Company a written notice (the "Objection Notice") of an objection, if any, to the Board's Determination, which Objection Notice shall set forth the Management Stockholder's or such Permitted Transferee's good faith determination (the "Stockholder's Determination") of the fair value of each Stockholder Share. The failure by the Management Stockholder and/or such Permitted Transferee, as applicable, to deliver the Objection Notice within such 30-day period shall constitute such Person's acceptance of the Board's Determination as conclusive. In the event of the timely delivery of an Objection Notice, the Company and the Management Stockholder (and/or the applicable Permitted Transferees) shall attempt in good faith to arrive at an agreement with respect to the Fair Market Value, which agreement shall be set forth in writing within fifteen (15) days following delivery of the Objection Notice. If the Company and the Management Stockholder (and/or the applicable Permitted Transferees) are unable to reach an agreement within such 15-day period, the matter shall be promptly referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to the Company and the Management Stockholder (and/or the applicable Permitted Transferees). The Company and the Management Stockholder (and/or the applicable Permitted Transferees) will cooperate with each other in good faith to select such Valuer. The Valuer may select the Board's Determination or the Stockholder's Determination as the Fair Market Value or may select any other number or value (determined without taking into account that the Stockholder Shares may be "restricted securities" and without any discount for the minority position represented by such Stockholder Shares). The Valuer's selection will be furnished to the Company and the Management Stockholder (and/or the applicable Permitted Transferees) in writing and will be conclusive and binding upon the Company and the Management Stockholder (and/or the applicable Permitted Transferees). The fees and expenses of the Valuer shall be borne equally by the Company, on the one hand, and the Management Stockholder (and/or the applicable Permitted Transferees), on the other.

                "First Refusal Offer" has the meaning ascribed to it in Section 2.4(b).

                "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

                "Initial Subscribing Stockholder" has the meaning ascribed to it in Section 3.1(d).

                "Investor Directors" means the directors appointed by the Requisite Investor Holders pursuant to Section 4.1(a), from time to time.



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                "Investor Stockholders" means, collectively, (a) the Persons listed on Schedule I attached hereto under the heading "Investor Stockholders,"
(b) any Person who is or becomes a holder of Stockholder Shares and who is, at the time of such Transfer, a Permitted Transferee of such Investor Stockholder,
(c) any successor to any Investor Stockholder and (d) any Person who becomes a party to this Agreement as a Investor Stockholder pursuant to Sections 2.1 or 2.2(b).

                "Joinder Agreement" has the meaning ascribed to it in Section
2.1.

                "Management Directors" means the director(s) appointed pursuant to Section 4.1(a), from time to time, who are not Investor Directors or Trust Directors.

                "Management Stockholders" means, collectively, (a) the Persons listed on Schedule I attached hereto under the heading "Management Stockholders," (b) any Person who is or becomes a holder of Stockholder Shares and who is, at the time of such Transfer, a Permitted Transferee of such Management Stockholder, (c) any successor to any Management Stockholder and (d) any Person who becomes a party to this Agreement as a Management Stockholder pursuant to Sections 2.1 or 2.2(b).

                "New Investor" has the meaning ascribed to it in Section 3.1(c).

                "Observer" has the meaning ascribed to it in Section 4.3.

                "Offer" has the meaning ascribed to it in Section 2.4(b).

                "Offered Securities" has the meaning ascribed to it in Section 3.1(a).

                "Other Stockholders" has the meaning ascribed to it in Section 2.3(a).

                "Percentage Ownership" means with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of Stockholder Shares held by such Stockholder and the denominator of which is the total number of Stockholder Shares issued and outstanding at the time of determination (excluding, in each case any options, warrants or similar Securities and Excluded Stockholder Shares, but specifically including in such determination the issued or unissued Warrant Shares).

                "Permitted Transfer" means (a) with respect to a Management Stockholder, any Transfer by a Management Stockholder to (i) the spouse or any lineal descendant (including adopted children) of such Management Stockholder,
(ii) any trust solely for the benefit of such Management Stockholder or the spouse or lineal descendants (including adopted children) of such Management Stockholder, (iii) a family trust, partnership or limited liability company established solely for the benefit of such Management Stockholder or such Management Stockholder's spouse or lineal descendants (including adopted children) or for estate planning purposes provided such trust, family trust, partnership or limited liability company remains under the Control of such Management Stockholder, (iv) the estate of such Management Stockholder or (v) any Transferee approved by the Requisite Common Holders, (b) with respect to a Common Stockholder who is not a Management Stockholder any Transfer by such Common Stockholder to (i) any Affiliates of such Stockholder or (ii) any Transferee approved by the Requisite Common Holders, (c) with respect to a Warrantholder, any Transfer made in compliance with



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Article II hereof and (d) with respect to Chase, any Transfer in connection with its syndication of Stockholder Shares purchased on the Closing Date provided such Transfer is executed within 120 days of the Closing Date; provided, however, that, in each case, such Permitted Transfer must be made in accordance with Section 2.2(b).

                "Permitted Transferee" means any Person to whom a Permitted Transfer is made.

                "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

                "Preemptive Offer Acceptance Notice" has the meaning ascribed to it in Section 3.1(b).

                "Preemptive Offer Notice" has the meaning ascribed to it in
Section 3.1(a).

                "Preemptive Offer Period" has the meaning ascribed to it in
Section 3.1(a).

                "Proportionate Percentage" means with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of Stockholder Shares held by such Stockholder and the denominator of which is the total number of Stockholder Shares issued and outstanding at the time of determination held by all Offerees (excluding, in each case any options, warrants or similar Securities and Excluded Stockholder Shares, but specifically including in such determination any issued or unissued Warrant Shares).

                "Proposed Transferee" has the meaning ascribed to it in Section 2.4(b).

                "Public Offering" means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

                "Public Sale" means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

                "Qualified Public Offering" means an underwritten Public Offering of shares of Common Stock registered pursuant to the Securities Act involving aggregate gross proceeds to the Company of at least $100 million and which values all Common Stock Equivalents of the Company at a pre-money valuation of at least $500 million.

                "Recapitalization Agreement" means the Recapitalization Agreement, dated as of March 31, 2000, by and among the Company and the Persons named therein, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.



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                "Refused Securities" has the meaning ascribed to it in Section
3.1(c).

                "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Stockholders and other parties named therein, as amended, modified or supplemented from time to time in accordance with the terms therein.

                "Registration Statement" has the meaning given to such term in the Registration Rights Agreement.

                "Repurchase Notice" means the written notice of the Company notifying a Management Stockholder of the Company's, or its designees, intent to exercise its rights under Section 9.14 and the number of Stockholder Shares to be repurchased.

                "Requisite Common Holders" means, at any point in time, those Common Stockholders who hold in the aggregate in excess of fifty percent (50%) of the outstanding Common Stock Equivalents held by all Common Stockholders at such time.

                "Requisite Investor Holders" means, at any point in time, those Investor Stockholders who hold in the aggregate in excess of fifty percent (50%) of the outstanding Common Stock Equivalents held by all Investor Stockholders at such time.

                "Requisite Management Holders" means, at any point in time, those Management Stockholders who hold in the aggregate in excess of fifty percent (50%) of the outstanding Common Stock Equivalents held by all Management Stockholders at such time.

                "Requisite Trust Holders" means, at any point in time, those Trust Holders who hold in the aggregate in excess of fifty percent (50%) of the outstanding Common Stock Equivalents held by all Trust Holders at such time.

                "Requisite Warrantholders" means, as of any date of determination, Warrantholders holding Warrants or Warrant Shares representing at least sixty percent (60%) of the Warrant Shares that are either (a) previously issued and are then outstanding or (b) issuable upon exercise of Warrants then outstanding.

                "Restated Charter" means the amended and restated certificate or articles of incorporation of the Company, as in effect at the time in question, including any certificates of designation or articles of amendment filed with the Secretary of State of the State of Utah pursuant to the terms thereof.

                "Restricted Securities" means all Stockholder Shares, in each case which have not theretofore been transferred in a Public Sale.

                "Restricted Stock Agreements" means, collectively, the Restricted Stock Purchase Agreements dated as of the date hereof between the Company and each of Richard P. Durham, Jack E. Knott, Scott K. Sorensen and Ronald G. Moffitt, and any similar agreements executed and delivered by the Company and any employee of the Company after the date hereof, as each such agreement is amended, modified or supplemented from time to time in accordance with the terms thereof.



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                "Rule 144" means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

                "Sale Notice" has the meaning ascribed to it in Section 2.3(a).

                "Sale of the Company" means the sale of the Company (in one or a series of transactions) to a third party or group of third parties, whether by way of the sale of all or substantially all of the assets of the Company, sale of Stockholder Shares (whether directly or indirectly or by way of merger, consolidation, recapitalization, reorganization or otherwise) resulting in such third party or parties acquiring voting Stockholder Shares which enable such third party or parties to elect a majority of the Board.

                "Securities" means "securities" as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

                "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                "Senior Subordinated Notes" means the Senior Subordinated Notes issued pursuant to that certain Indenture, dated as of May 31, 2000, among the Company, the Note Guarantors listed therein, and The Bank of New York, as Trustee (as amended, modified or supplemented from time to time, the "Indenture").

                "Stockholder Shares" means (a) any Common Stock purchased or otherwise acquired by any Stockholder, (b) any Warrants and Warrant Shares and
(c) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) and (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act in a Public Sale.

                "Stockholders" means the holders of Common Stock Equivalents in each case, who are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement as a Stockholder pursuant to a Joinder Agreement executed and delivered pursuant to Section 2.1 or 2.2(b).

                "Subscribing Stockholders" has the meaning ascribed to it in
Section 3.1(a).



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                "Subsidiary" means, at any time, with respect to any Person (the
"Subject Person"), (a) any Person of which either (x) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding Securities or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person or (b) any Person whose assets, or portions thereof, are consolidated with the assets of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

                "Tag-Along Notice" has the meaning ascribed to it in Section 2.3(b).

                "Transfer" of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) an exchange of Warrants effectuated in accordance with Section 4.2 of the Warrant Agreement, (b) the exercise of the right to acquire Common Stock pursuant to the terms of any option or other convertible security granted by the Company or (c) the sale or transfer of Stockholder Shares by any Management Stockholder to the Company or any of its designees hereunder or pursuant to any employment, option or restricted stock purchase agreement (including, without limitation, a Restricted Stock Purchase Agreement) between the Company and such Management Stockholder or any plan relating to the foregoing.

                "Transferee" means a Person acquiring Securities through a Transfer.

                "Transferor" means a Person Transferring Securities.

                "Transferring Stockholder" has the meaning ascribed to it in
Section 2.3(a).

                "Trust Directors" means the directors appointed by the Requisite Trust Holders pursuant to Section 4.1(a), from time to time

                "Trust Holders" means, collectively, (a) the Persons listed on
Schedule I attached hereto under the heading "Trust Holders," (b) any Person who is or becomes a holder of Stockholder Shares and who is, at the time of such Transfer, a Permitted Transferee of such Trust Holder, (c) any successor to any Trust Holder and, (d) any Person who becomes a party to this Agreement as a Trust Holder pursuant to Sections 2.1 or 2.2(b).

                "Warrant Agreement" means the Warrant Agreement, dated as of the date hereof, among the Company and the Stockholders named therein, as amended, modified or supplemented from time to time in accordance with the terms therein.

                "Warrant Shares" has the meaning ascribed to such term in the Warrant Agreement.



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

                "Warrantholders" means, collectively, (a) the Persons listed on
Schedule I attached hereto under the heading "Warrantholders," (b) any Person who is or becomes a holder of Stockholder Shares and who is, at the time of such Transfer, a Permitted Transferee of such Warrantholder, (c) any successor to any Warrantholder and, (d) any Person who becomes a party to this Agreement as a Warrantholder pursuant to Sections 2.1 or 2.2(b).

                "Warrants" has the meaning set forth in the Preamble to this Agreement.

1.2     RULES OF CONSTRUCTION.

        The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                      ISSUANCES AND TRANSFERS OF SECURITIES

2.1     ISSUANCES AND TRANSFERS OF SECURITIES.

        The Company shall not, without the prior written consent of the Requisite Investor Holders, issue or sell, or otherwise permit or record the Transfer of, any Stockholder Share to any Person (other than pursuant to a Public Sale) unless such Person is already a party to this Agreement or first executes and delivers to the Company a joinder agreement in substantially the form attached hereto as Exhibit A (a "Joinder Agreement"), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.



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2.2     CERTAIN TRANSFERS.

                (a) The provisions regarding Transfers of Securities contained in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security.

                (b) Except for Transfers that constitute Public Sales, no Stockholder shall Transfer any Stockholder Shares to a Person not already a party to this Agreement as a Stockholder unless and until (i) such Person executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Stockholder hereunder and
(ii) such Transfer is a Permitted Transfer or is made in compliance with this
Article II. No Person who is not a Stockholder hereunder who acquires Stockholder Shares in a Public Sale shall be permitted or required to execute a Joinder Agreement.

                (c)     None of Richard P. Durham, Scott K. Sorensen or Ronald
G. Moffitt shall Transfer, or permit any Person to Transfer, other than in a Permitted Transfer, any interest in Durham Capital, Ltd., Sorensen Capital, LLC, Ronald G. Moffitt IRA (DLJ Securities Corp. Custodian) or Moffitt Capital, LLC, respectively, unless such Transfer is consented to in writing by the Requisite Investor Holders. Each of Richard P. Durham, Scott K. Sorensen and Ronald G. Moffitt severally represent and warrant to the Company that he has the respective ability to enforce the Transfer restrictions contained in this
Section 2.2(c).

                (d) Notwithstanding anything to the contrary contained herein, no Warrantholder shall Transfer any Warrants or Warrant Shares to any Person who is not primarily a financial institution.

2.3     CO-SALE RIGHTS.

                (a) After satisfying the obligations set forth in Section 2.4, if at any time a Stockholder (other than a Warrantholder, solely with respect to the Warrants and Warrant Shares) proposes to Transfer, other than pursuant to a Permitted Transfer, any Stockholder Shares (in each case, such Stockholder shall be deemed, a "Transferring Stockholder"), then at least thirty
(30) days prior to the closing of such Transfer, such Transferring Stockholder shall deliver a written notice (the "Sale Notice") to all holders of Stockholder Shares (other than such Transferring Stockholder) (the "Other Stockholders") offering such Other Stockholders the option to participate in such proposed Transfer. Such Sale Notice shall specify in reasonable detail the identity of the prospective Transferee and the terms and conditions of the Transfer.

                (b) Any Other Stockholder may, within fifteen (15) days of the receipt of a Sale Notice, give written notice (each, a "Tag-Along Notice") to the Transferring Stockholder stating that such Other Stockholder wishes to participate in such proposed Transfer and specifying the amount and class of Stockholder Shares such Other Stockholder desires to include in such proposed Transfer. Such Other Stockholder shall include, at such Other Stockholder's option, (i)

Stockholder Shares of the same class of Stockholder Shares being transferred by the Transferring Stockholder or (ii) if the Stockholder Shares described in the Sale Notice are Common Stock Equivalents, then such Other Stockholders may include Warrants held by such Other Stockholder and the Transferring Stockholder shall use all commercially reasonable efforts to cause the Warrants to be transferred without exercise thereof; provided that the consideration received on such Transfer by such Other Stockholder will be net of any exercise price of such Warrants.

                (c) If none of the Other Stockholders gives the Transferring Stockholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Transferring Stockholder may thereafter Transfer the Stockholder Shares specified in the Sale Notice on the same terms and conditions set forth in the Sale Notice. If one or more Other Stockholders give the Transferring Stockholder a timely Tag-Along Notice, then the Transferring Stockholder shall use all reasonable efforts to cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are timely given to the Transferring Stockholder, upon the same terms and conditions as applicable to the Transferring Stockholder's Stockholder Shares. If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then the Transferring Stockholder may elect either to cancel such proposed Transfer or to allocate the maximum number of Stockholder Shares that each prospective Transferee is willing to purchase among the Transferring Stockholder and the Stockholders giving timely Tag-Along Notices in proportion to such Stockholders' Percentage Ownership.

                (d) Each Transferring Stockholder shall cooperate in any reasonable manner to allow any Other Stockholder to Transfer Warrants held by such Other Stockholder pursuant to the Tag-Along Notice in lieu of Transferring Common Stock pursuant to Section 2.3(b) hereof.

2.4     RIGHT OF FIRST REFUSAL.

                (a) Except to the extent otherwise expressly permitted herein, no Stockholder (other than a Warrantholder, solely with respect to the Warrants and the Warrant Shares) shall Transfer, other than pursuant to a Permitted Transfer, any Stockholder Shares except in compliance with the procedures set forth in this Section 2.4 (and the other applicable provisions of this Agreement).

                (b) If any Stockholder shall receive a bona fide written offer (an "Offer"), from a Person (a "Proposed Transferee") to purchase all or a portion of the Stockholder Shares then owned by such Stockholder and such Stockholder desires to accept the Offer, such Stockholder (the "Offeror") shall, before accepting the Offer, first deliver to the Company and each of the other Stockholders (other than the Offeror and any Stockholder owning less than ten percent (10%) of the outstanding Common Stock (the "Offerees")) a written notice (the "Notice of Offer"), which shall include all relevant terms of the Offer and shall be irrevocable for a period of thirty (30) days after delivery thereof (the "Offer Period"), offering (the "First Refusal Offer") to the Offerees all of the Stockholder Shares proposed to be Transferred by the Offeror at the purchase price and on the terms specified in the Offer. The Offeror shall also furnish to the Offerees such additional information in the Offeror's possession relating to the Offer as the Offerees may reasonably request. The Offerees shall have the first right and option, for a period of thirty (30) days after delivery of the Notice of Offer by the Offeror, (x) to accept all, or any portion, of their respective Proportionate Percentages of the Stockholder Shares so offered at the purchase price and on the terms stated in the Notice of Offer and (y) to offer, in any written notice of acceptance, to purchase any Stockholder Shares not accepted by the other Offerees, in which case the Stockholder Shares not accepted by the other Offerees shall be deemed, on the same terms and conditions, to be re-offered from time to time during such thirty (30) day period to, and accepted by, the other Offerees who exercised their option under this clause (y) pro rata in accordance with their respective Proportionate Percentages (computed without including the other Offerees who have not exercised their option to purchase Stockholder Shares under this clause
(y)), until all such Stockholder Shares are fully subscribed or until all such other Offerees have subscribed for all such offered Stockholder Shares which they desire to purchase.

                (c)     Transfers of Stockholder Shares under the terms of this
Section 2.4 shall be made at the offices of the Company on a mutually satisfactory Business Day within fifteen (15) days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Stockholder Shares, duly endorsed for transfer and free and clear of all liens, claims and other encumbrances, shall be made on such date against payment of the purchase price therefor.

                (d) If the Offerees shall not have accepted all of the Stockholder Shares offered for sale pursuant to the Notice of Offer, then the Offeror may Transfer to the Proposed Transferee that number of the Stockholder Shares not accepted by the Offerees in accordance with the terms set forth in the Notice of Offer, at any time within ninety (90) days after the expiration of the First Refusal Offer required by Section 2.4(a). Any such Transfer shall be in compliance with Section 2.2 and Section 2.3. In the event the Stockholder Shares are not Transferred by the Offeror to the Proposed Transferee on such terms during such 90-day period, the restrictions of this Section 2.4 shall again become applicable to any Transfer of Stockholder Shares by the Offeror.

2.5     REQUIRED SALE IN CONNECTION WITH A SALE OF THE COMPANY.

                (a) Option. Subject to the provisions of this Section 2.5, if the Board approves a Sale of the Company (an "Approved Sale"), each Stockholder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of Stockholder Shares or otherwise), then each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such Sale of the Company and each Stockholder shall agree to sell its Stockholder Shares on the terms and conditions approved by the Board. Each Stockholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale. In the event that any Stockholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, he, she or it hereby grants an irrevocable power of attorney and proxy to the Chairman of the Board of the Company or an assignee of such Person to take all necessary actions and execute and deliver all documents deemed by such Person to effectuate the terms of this
Section 2.5. The restrictions on

Transfers of Stockholder Shares set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall not apply in connection with an Approved Sale. Notwithstanding anything to the contrary contained herein, prior to the second anniversary of the date hereof, a Sale of the Company that is not approved by all of the Investor Directors and all of the Trust Directors shall not be deemed to be an "Approved Sale."

                (b) Procedure. The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the "Drag Notice"). Within twenty (20) days following receipt of the Drag Notice, each of such Stockholders shall deliver to the Company written notice setting forth such holders' agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter's and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Drag Notice.

                (c) Conditions to Obligation. The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.5 are subject to the satisfaction of the following conditions:

                        (i) (x) if any Stockholders are given an option as to the form and amount of consideration to be received with respect to shares in a class, all holders of shares of such class will be given the same option and (y) each Stockholder shall receive the same amount of consideration per Stockholder Share;

                        (ii) subject to Section 2.5(d), as applicable, all holders of then-currently exercisable Common Stock Equivalents will be given an opportunity to either (A) exercise such rights prior to the consummation of an Approved Sale (but only to the extent such Common Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the Equity Incentive Plan or other relevant plan) and participate in such sale as Stockholders or (B) upon the consummation of the Approved Sale, receive in exchange for such currently exercisable Common Stock Equivalents consideration equal to the product of (x) the same amount of consideration per Stockholder Share (of the same class as that for which the Common Stock Equivalent is exercisable) received by the holders of such class of capital stock in connection with the Approved Sale (less the exercise price per Common Stock Equivalent) and
        (y) the number of Common Stock Equivalents (but only to the extent such Common Stock Equivalents are then vested);

                        (iii) no Stockholder shall be obligated to pay more than his, her or its pro rata share (based upon the number of Common Stock Equivalents held by such Stockholder) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a Stockholder for its, her or his sole benefit not being considered expenses incurred for the benefit of all Stockholders); and

                        (iv) in the event that the Stockholders are required to provide any representations or indemnities in connection with an Approved Sale (other than representations and indemnities on a several basis concerning each Stockholder's valid ownership of his, her or its Stockholder Shares and/or Common Stock Equivalents, free of all liens and encumbrances, enforceability and each Stockholder's authority, power, and right to enter into and consummate agreements relating to such Approved Sale without violating applicable law or any other agreement), then each Stockholder shall not be liable for more than his, her or its pro rata share (based upon the number of Common Stock Equivalents held by such Stockholder) of any liability for misrepresentation or indemnity (except in respect of such several representations and warranties) and such liability shall not exceed the total purchase price received by such Stockholder (net of broker fees) from such purchaser for his, her or its Stockholder Shares and/or Common Stock Equivalents (including the exercise price thereof), and, to the extent that an indemnification escrow has been established, such liability shall be satisfied solely out of any funds escrowed for such purpose prior to recourse against such Stockholder.

                (d) Ability to Transfer Warrants. Each Stockholder shall cooperate in any reasonable manner to allow any Stockholder to Transfer any Warrants held by such Stockholder pursuant to the Drag Notice in lieu of Transferring Common Stock; provided that the consideration received on such Transfer by such Stockholder will be net of any exercise price of such Warrants.

                                  ARTICLE III

                       RIGHTS TO SUBSCRIBE FOR SECURITIES

3.1     GENERAL.

                (a) Prior to the occurrence of a Qualified Public Offering, in the event that the Company proposes to issue any equity Securities (the "Offered Securities"), other than Excluded Securities, the Company shall deliver to each holder of Stockholder Shares (collectively, the "Subscribing Stockholders") a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the "Preemptive Offer Notice")) at least thirty (30) days prior to the date of the proposed issuance (the "Preemptive Offer Period").

                (b) Each Subscribing Stockholder shall have the option (provided, however, that the Company may exclude for all purposes hereunder any Subscribing Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act)), exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice") (i) to subscribe for the number or amount of such Offered Securities up to its Percentage Ownership of the total number or amount of Offered Securities proposed to be issued and (ii) to offer to subscribe (in cash and or such other terms and conditions set forth in the Preemptive Offer Notice) for up to its Percentage Ownership of the Offered Securities not subscribed for by other Subscribing Stockholders (as further described below). Any Offered Securities not subscribed for by a Subscribing Stockholder shall be deemed to be re-offered to and accepted by the Subscribing Stockholders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Percentage Ownerships (computed without including Stockholders who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed re-offer. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Subscribing Stockholders or (y) no Subscribing Stockholders desire to subscribe for more Offered Securities. The Company shall notify each Subscribing Stockholder within five (5) days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Subscribing Stockholder has subscribed to purchase.

                (c) If Preemptive Offer Acceptance Notices are not given by the Subscribing Stockholders for all the Offered Securities, the Company may issue the part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Subscribing Stockholders (the "Refused Securities") to any Person (a "New Investor") in accordance with the terms and conditions set forth in the Preemptive Offer Notice. Upon the closing, the Subscribing Stockholders shall purchase from the Company, and the Company shall sell to, the Subscribing Stockholders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Stockholders, at the terms specified in the Preemptive Offer Notice. In each case, any Refused Securities not purchased by one or more New Investors in accordance with this
Section 3.1 within 120 days after the date of the Preemptive Offer Notice may not be sold or otherwise disposed of until they are again offered to the Subscribing Stockholders under the procedures specified in this Section 3.1.

                (d) Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all of the Offered Securities to one or more Stockholders (the "Initial Subscribing Stockholders"), without complying with the provisions of this Section 3.1, provided that the Initial Subscribing Stockholders agree to offer to sell to the other Stockholders (who are accredited investors (as such term is defined in Rule 501 under the Securities
Act)) their respective Percentage Ownerships of the Offered Securities on the same terms and conditions as issued to the Initial Subscribing Stockholders. The Initial Subscribing Stockholders shall offer to sell the Offered Securities to the other Stockholders (who are accredited investors (as such term is defined in Rule 501 under the Securities Act)) within thirty (30) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders. The Initial Subscribing Stockholders shall offer to sell the Offered Securities to the other Stockholders in a manner which provides such other Stockholders with rights substantially similar to the rights outlined in Sections 3.1(b) and 3.1(c).

3.2     EXCLUDED SECURITIES.

        The rights of the Subscribing Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company (the "Excluded Securities"):

                (a) Securities of the Company issued or granted pursuant to the Equity Incentive Plan;

                (b) Securities of the Company issued upon the exercise, conversion or exchange of any Common Stock Equivalents outstanding on the Closing Date and other derivative Securities of the Company, in each case issued in compliance with (or not otherwise in violation of) this Article III;

                (c) Securities of the Company issued as a stock dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of Common Stock;

                (d) Securities of the Company issued to sellers in connection with a Board-approved acquisition or merger by the Company;

                (e)     Securities of the Company issued in a Public Offering;
and

                (f) Securities of the Company issued as a bona-fide "equity kicker" to a lender or placement agent in connection with a debt financing.

                                   ARTICLE IV

                                      BOARD

4.1     ELECTION OF DIRECTORS, VOTING.

                (a) Subject to the provisions of Section 4.1(c) hereof and as otherwise stated herein, each holder of Stockholder Shares hereby covenants and agrees to vote all of his, her or its Stockholder Shares to cause (i) the number of directors constituting the Board to be seven (7) and (ii) the Company to comply with all obligations under the Documents. At each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of seven (7) directors of the Company, then, and in each such event, the holders of Stockholder Shares shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board constituted as follows:

                        (i) four (4) representatives designated by the Requisite Investor Holders, the initial representatives of whom shall be Donald J. Hofmann, Jr., Timothy J. Walsh, John M. B. O'Connor and Richard D. Waters;

                        (ii) two (2) representatives designated by the Requisite Trust Holders, the initial representatives of whom shall be Richard P. Durham and Scott K. Sorensen; and

                        (iii) one (1) representative appointed by the Board, who shall be a member of the senior management of the Company, the initial representative of whom shall be Jack E. Knott.

At the request of the Requisite Investor Holders, the number of members constituting the Board shall be increased to nine (9) in which event each holder of Stockholder Shares hereby covenants and agrees to vote all of his, her or its Stockholder Shares to cause (i) the number of directors constituting the Board to be nine (9) and (ii) the Company to comply with all obligations under the Documents. Thereafter, at each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of nine
(9) directors of the Company, then, and in each such event, the holders of Stockholder Shares shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board constituted as follows:

                        (i) five (5) representatives designated by the Requisite Investor Holders;

                        (ii) two (2) representatives designated by the Requisite Trust Holders; and

                        (iii) (A) one (1) representative who shall be the Chief Executive Officer of the Company and (B) one (1) representative appointed by the other members of the Board, who shall be a member of the senior management of the Company.

Notwithstanding anything to the contrary contained herein, the number of members constituting the Board may be increased from time to time, in accordance with the Restated Charter and By-laws provided that at all times the Requisite Investor Holders shall be entitled to designate a majority of the members of the Board. At no time may any individual serve as an appointee of more than one class of Stockholders hereunder.

                (b) Any committee created by the Board shall have at least one Investor Director as a member.

                (c) The holders of Stockholder Shares shall vote their shares (i) to remove any director whose removal is required by the party or parties with the power to nominate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated, if approval is required, in accordance with the provisions of this Section 4.1. Vacancies of the Board shall be filled within thirty (30) days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

                (d) The Company shall pay the reasonable out-of-pocket expenses incurred by each of the Investor Directors, the Trust Directors and the Management Directors (collectively the "Directors") in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company. So long as any Director serves on the Board and for three (3) years thereafter, the Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Directors, and the Company's Restated Charter and By-laws shall provide for indemnification and exculpation of Directors to the fullest extent permitted under applicable law.

4.2     VOTING AGREEMENT.

        Each Stockholder shall use all reasonable efforts to cause each Director nominated by such Stockholder to vote for the election to the Board of all individuals designated in accordance with Section 4.1.

4.3     MEETINGS.

        The Warrantholders shall have the right to have one representative designated by the Requisite Warrantholders (the "Observer") present at all meetings of the Board and all committees of the Board. The Company will give the Observer reasonable prior notice (it being agreed that substantially the same prior notice given to the members of the Board shall be deemed reasonable prior notice) of the time and place of any proposed meeting of the Board or any applicable committee thereof. The Company will deliver to the Observer copies of all material documentation distributed from time to time to the members of the Board or any applicable committee thereof, at such time as such documents are so distributed to them, including copies of any written consent. The Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if the Company reasonably determines in good faith that (i) access to such information or attendance at such meeting could be reasonably expected to adversely affect the attorney-client privilege between the Company and its counsel or (ii) such disclosure is prohibited by an agreement with a third party; provided that in the case of this clause (ii), the Company will use commercially reasonable efforts to provide such information or allow the Observer to attend such meeting, which requirement shall be satisfied if the Observer is offered the opportunity to obtain such information or attend such meeting by undertaking to be bound by the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Company. Notwithstanding anything to the contrary contained in this Agreement, the Observer may not use or disclose any information received by the Observer, except on a confidential basis within the Observer's employer or firm or to the extent required by law or unless and except to the extent that such use or disclosure could have been made by a director of the Company in compliance with all laws and duties applicable to a director as such under such circumstances. The Company shall pay the reasonable out-of-pocket expenses incurred by the Observer in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company.

4.4     NOTICE OF MEETINGS.

        Notice of any meeting of the Board shall be deemed to be effective at the earliest of the following: (1) when received; (2) five (5) days after it is mailed; (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director or (4) when it is sent (with confirmation of sending) to the telecopier number or e-mail address provided by that Director to the Company.

4.5     QUORUM FOR MEETINGS.

        A majority of the number of Directors prescribed by resolution (or if no number is prescribed, the number in office immediately before the meeting begins), shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Restated Charter requires a greater number.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1     INFORMATION RIGHTS.

        Until the consummation of a Qualified Public Offering, the Company shall furnish to each Stockholder holding in excess of ten percent (10%) of the outstanding Stockholder Shares, simultaneously with the delivery to the holders of the Company's Senior Subordinated Notes, all reports and documents prepared for or delivered to such holders by the Company or any of its Authorized Representatives under the Indenture.

5.2     ACCESS TO RECORDS AND PROPERTIES.

        Until the consummation of a Qualified Public Offering, the Company shall permit any Stockholder (other than Management Stockholders) and his, her or its employees, counsel and other authorized representatives, (collectively, "Authorized Representatives") during normal business hours and upon reasonable advance notice (which shall not be less than one-day's prior notice) to (a) visit and inspect the assets and properties of the Company, (b) examine the books of accounts and records of the Company and (c) make copies of such records and (d) discuss all aspects of the Company with any officers, employees or accountants of the Company; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. The Company will instruct its accountants to discuss such aspects of the financial condition of the Company with any such holder and its Authorized Representatives as such Stockholder may reasonably request, and to permit such holder and its Authorized Representatives to inspect, copy and make extracts from such financial statements, analyses, and other documents and information (including electronically stored documents and information) prepared by the accountants with respect to the Company as such holder may reasonably request. All costs and expenses incurred by such Stockholder and its Authorized Representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by such Persons and its representatives in connection with exercising such access rights shall be borne by such Persons.

5.3     CONFIDENTIAL INFORMATION.

        Except as otherwise required by law, each Stockholder and Authorized Representative shall hold in confidence all nonpublic information of the Company provided or made available to such Stockholder and Authorized Representative pursuant to this Article V until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or Authorized Representative of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Stockholder or Authorized Representative who is bound by this provision) and shall not use such information for any purpose other than exercise of its rights as a holder of Stockholder Shares and its rights under the Documents.

5.4     CHANGE OF CONTROL.

        The Company shall not, and the Stockholders shall insure that the Company does not, effect a Change of Control (as defined in the Restated Charter) until all requirements set forth in Section 3.3 (b)(iv) of the Restated Charter have been satisfied or waived.

5.5     REGULATORY MATTERS.

                (a) COOPERATION OF OTHER STOCKHOLDERS. Each Stockholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Chase, a copy of which is attached hereto as Exhibit B, regarding regulatory matters (the "Regulatory Sideletter"), including without limitation, voting to approve amending the Company's Restated Charter, the Company's by-laws or this Agreement in a manner reasonably acceptable to the Stockholders and Chase or any Affiliate of Chase entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 5.5 to the contrary notwithstanding, no Stockholder shall be required under this Section 5.5 to take any action that would adversely affect in any material respect such Stockholder's rights under this Agreement or as a Stockholder of the Company.

                (b) COVENANT NOT TO AMEND. The Company and each Stockholder agree not to amend or waive the voting or other provisions of the Company's Restated Charter, the Company's by-laws or this Agreement if such amendment or waiver would cause Chase or any its Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). Chase agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after Chase has notice of such amendment or waiver.

5.6     SPECIAL MEETINGS OF STOCKHOLDERS.

        Notwithstanding Section 16-10a-702 of the Utah Revised Business Corporation Act, a special meeting of the stockholders may only be called in the manner provided in the Bylaws of the Company or if the holders of Common Stock representing at least ten (10%) of the Common Stock entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Company's secretary one or more written demands for the meeting, stating the purpose or purposes for which it is held.

5.7     NOTICE REQUIREMENTS IN CONNECTION WITH ACTION BY WRITTEN CONSENT.

        Unless written consents of all shareholders entitled to vote on a matter have been obtained, the Company shall give notice of any shareholder approval without a meeting taken under Section 16-10a-704 of the Utah Revised Business Corporation Action within ten (10) days of the taking of the corporate action by written consent to:

                (1) Those shareholders entitled to vote who have not consented in writing; and

                (2) those shareholders not entitled to vote and to whom the Utah Revised Business Corporation Act requires notice be given.

        Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.

                                   ARTICLE VI

                       SECURITIES LAW COMPLIANCE; LEGENDS

6.1     RESTRICTION ON TRANSFER AND UTAH BUSINESS CORPORATION ACT.

        In addition to any other restrictions on the Transfer of any Stockholder Shares contained in this Agreement, the Stockholders shall not Transfer any Restricted Securities except in compliance with the conditions specified in this
Article VI. This Agreement is intended to be governed by Section 16-10a-627 and
Section 16-10a-732 of the Utah Business Corporation Act.

6.2     RESTRICTIVE LEGENDS.

        Each certificate for the Restricted Securities shall (unless otherwise provided by the provisions of Section 6.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

6.3     NOTICE OF TRANSFER.

        The holder of any Restricted Securities, by his, her or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Securities (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder's intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article
VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if reasonably requested by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Restricted Securities (which counsel shall be reasonably satisfactory to the Company and which counsel may be the in-house counsel of such holder), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. Subject to complying with the other applicable provisions hereof, such holder of Restricted Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by him, her or it to the Company if the Company does not reasonably object (on the basis that such Transfer violates the provisions of this Article VI) to such Transfer within five (5) days after the delivery of such notice. Each certificate or other instrument evidencing the Restricted Securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 6.2) unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

6.4     REMOVAL OF LEGENDS, ETC.

        Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2 and 6.3 upon the transferability of any Restricted Securities shall cease and terminate when (a) such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.3 which does not require that the Restricted Securities transferred bear the legend set forth in Section 6.2, or (b) the holder of such Restricted Securities has met the requirement of Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by Sections 6.1, 6.2 and 6.3 shall terminate, as herein provided, the holder of any Restricted Securities shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2 and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2 and 6.3.

6.5     ADDITIONAL LEGEND.

                (a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 31, 2000 (THE "AGREEMENT"), AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE AGREEMENT IS INTENDED TO BE AN AGREEMENT GOVERNED BY SECTION 16-10a-732 AND SECTION 16-10a-627 OF THE UTAH BUSINESS CORPORATION ACT."

                (b) The Company shall imprint such legends on certificates evidencing shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

                                  ARTICLE VII

                              AMENDMENT AND WAIVER

7.1     AMENDMENT.

        Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company,
(b) the Requisite Trust Holders and (c) the Requisite Investor Holders; provided, however, that (i) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of all Stockholders of the same class, in their capacities as Stockholders of such class, shall not be effective as to such Stockholder without its prior written consent, (ii) any such amendment, modification, or waiver that would adversely affect the rights hereunder of the Warrantholders as a class, without similarly affecting the rights hereunder of other classes of Stockholders, shall not be effective as to the Warrantholders without the prior written consent of the Requisite Warrantholders, and (iii) Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Securities made in compliance with Article II without requiring the consent of any party, and the Company will, from time to time, distribute to the Stockholders a revised Schedule I to reflect any such changes.

7.2     WAIVER.

        No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms

                                  ARTICLE VIII

                                   TERMINATION

        The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the twentieth anniversary of the date hereof, (b) the dissolution, liquidation or winding-up of the Company, (c) the Sale of the Company or a Qualified Public Offering or (d) the approval of such termination by (i) the Company, (ii) the Requisite Trust Holders (iii) the Requisite Management Holders, (iv) the Requisite Investor Holders and (v) the Requisite Warrantholders. Anything contained herein to the contrary notwithstanding, as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder's interest in the Stockholder Shares and the Transferees of such Stockholder Shares have, if required by Section 2.2(b) hereof, executed Joinder Agreements.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1     SEVERABILITY.

        It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.2     ENTIRE AGREEMENT.

        This Agreement and the other Documents or agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, the other Documents and the other agreements or instruments referred to herein and to be executed and delivered in connection herewith, there are no other agreements continuing in effect relating to the subject matter hereof, including preemptive rights, rights of first refusal, voting of capital stock of the Company or election of members of the Board.

9.3     INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

        All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

9.4     SUCCESSORS AND ASSIGNS.

        Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries.

9.5     COUNTERPARTS; FACSIMILE SIGNATURES; VALIDITY.

        This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding. The failure of any Stockholder to execute this agreement does not make it invalid as against any other Stockholder.

9.6     REMEDIES.

                (a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

                (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

                (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any Person also party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement or in the Restated Charter or By-laws and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

9.7     NOTICES.

        All notices, claims, requests, demands or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (c) sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                (a)     if to the Company, to:

                                 Huntsman Packaging Corporation
                                 500 Huntsman Way
                                 Salt Lake City, Utah 84108
                                 Telephone:  801-532-5200
                                 Telecopier:  801-584-5783
                                 Attention:  Chief Executive Officer

                      with copies to:

                                 Chase Domestic Investments, L.L.C.
                                 c/o Chase Capital Partners
                                 1221 Avenue of the Americas, 40th Floor
                                 New York, New York  10020
                                 Telephone:  212-899-3400
                                 Telecopier:  212-899-3401
                                 Attention:  Timothy J. Walsh

                                 and

                                 O'Sullivan Graev & Karabell, LLP
                                 30 Rockefeller Plaza, 41st Floor
                                 New York, New York 10112
                                 Telephone:  212-408-2400
                                 Telecopier:  212-728-5950
                                 Attention:  Ilan S. Nissan, Esq.;

                (b) if to any Trust Holder or Management Holder, to it at its address set forth on Schedule I attached hereto;

                (c) if to any Investor Stockholder or Warrantholder, to it at its address set forth on Schedule I attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the first Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.8     GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except that to the extent this Agreement relates to the internal affairs of the Company which internal affairs of the Company shall be governed by and construed in accordance with the domestic laws of the State of Utah.

9.9     WAIVER OF JURY TRIAL.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

9.10    CONSENT TO JURISDICTION.

        Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9.7 shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.10. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (a) the Supreme Court of the State of New York, New York County or (b) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.11    FURTHER ASSURANCES.

        Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement, the Documents and the consummation of the transactions contemplated hereby.

9.12    CONFLICTING AGREEMENTS.

        No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement.

9.13    THIRD PARTY RELIANCE.

        Anything contained herein to the contrary notwithstanding, except for
Section 5.4 hereof the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement and the other Documents (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise. The agreements set forth in Section 5.4 hereof shall be for the benefit of the holders of the Company's Series A Cumulative Exchangeable Redeemable Preferred Stock and, accordingly, the holders thereof shall be third party beneficiaries of Section 5.4, entitled to fully enforce any failure of the parties hereto to comply therewith, in accordance with the terms and provisions of this Agreement.

9.14    REPURCHASE RIGHT OF THE COMPANY.

                (a) Unless otherwise covered in the Management Stockholder's written employment agreement with the Company, in the event that a Management Stockholder's employment with the Company is terminated for whatever reason, the Company or its designee shall have the right (but not the obligation), upon delivery of a Repurchase Notice to the Management Stockholder, to repurchase from such Management Stockholder and (each of his or her Permitted Transferees) all or any part of the Stockholder Shares owned by such Management Stockholder (and each of his or her Permitted Transferees) at any time. The price per Stockholder Share to be paid by the Company shall be the Fair Market Value as of the last day of the calendar month ending on, or immediately before, the date the Management Stockholder's employment with the Company is terminated. The purchase price to be paid by the Company for any repurchase of Stockholder Shares pursuant to this Section 9.14 shall be paid in cash.

                (b) The purchasers of any Stockholder Shares pursuant to this Section 9.14 will be entitled to require all of the sellers of Stockholder Shares to provide representations and warranties from such seller regarding (i) such seller's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Stockholder Shares, (ii) such seller's ownership of such Stockholder Shares and the absence of any liens, pledges, and other encumbrances on such Stockholder Shares and (iii) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

                (c) Should the Company or any of its designees elect to exercise the repurchase rights pursuant to this Section 9.14 and any seller fails to deliver all of such Stockholder Shares in accordance with the terms hereof, the purchaser of such Stockholder Shares hereunder may, at its option, in addition to all other remedies it may have, deposit the repurchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to such seller in accordance herewith), whereupon the Company shall by written notice to such seller (i) cancel on its books the certificates(s) representing such Stockholder Shares registered in the name of such seller and (ii) issue to the purchaser, in lieu thereof, new certificate(s) representing such Stockholder Shares registered in the purchaser's name, and all of the seller's right, title, and interest in and to such Stockholder Shares shall terminate in all respects.

                                   * * * * *

        IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders' Agreement as of the date first written above.


                                       HUNTSMAN PACKAGING
                                       CORPORATION


                                       By:
                                           /s/ SCOTT K. SORENSEN
                                           ---------------------------------
                                           Name:  Scott K. Sorensen
                                           Title: Chief Financial Officer


                                       CHASE DOMESTIC
                                       INVESTMENTS, L.L.C.

                                       By: Chase Capital Investments, L.P.,
                                           its sole Member

                                       By: Chase Capital Partners,
                                           as Investment Manager


                                       By:
                                           /s/ TIMOTHY J. WALSH
                                           ---------------------------------
                                           Name:  Timothy J. Walsh
                                           Title: General Partner


                                       THE CHRISTENA KAREN H. DURHAM
                                       TRUST


                                       By:
                                           /s/ MARK DRESCHLER
                                           ---------------------------------
                                           Name:  Mark Dreschler
                                           Title: Trustee

                                       DURHAM CAPITAL, LTD.


                                       By:
                                           /s/ RICHARD P. DURHAM
                                           ---------------------------------
                                           Name:  Richard P. Durham
                                           Title:


                                       FIRST UNION CAPITAL PARTNERS, LLC


                                       By:
                                           /s/ ROBERT G. CALTON III
                                           ---------------------------------
                                           Name:  Robert G. Calton III
                                           Title: Senior Vice President


                                       SORENSEN CAPITAL, LLC


                                       By:
                                           /s/ SCOTT K. SORENSEN
                                           ---------------------------------
                                           Name:  Scott K. Sorensen
                                           Title:


                                       MOFFITT CAPITAL, LLC


                                       By:
                                           /s/ RONALD G. MOFFITT
                                           ---------------------------------
                                           Name:  Ronald G. Moffitt
                                           Title:


                                       RONALD G. MOFFITT IRA (DLJ
                                       SECURITIES CORP CUSTODIAN)


                                       By:
                                           /s/ RONALD G. MOFFITT
                                           ---------------------------------
                                           Name:  Ronald G. Moffitt
                                           Title:

                                       NEW YORK LIFE CAPITAL PARTNERS, L.P.

                                       BY:  NYLCAP MANAGER LLC,
                                            ITS INVESTMENT MANAGER


                                       By:
                                           /s/ STEVE BENEVENTO
                                           ---------------------------------
                                           Name:  Steve Benevento
                                           Title: Its Authorized Representative


                                       THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By:
                                           /s/ RICHARD A. STRAIT
                                           ---------------------------------
                                           Name:  Richard A. Strait
                                           Title: Its Authorized Representative




                                       /s/ JACK E. KNOTT
                                       -------------------------------------
                                       Jack E. Knott

                                       /s/ RICHARD P. DURHAM
                                       -------------------------------------
                                       Richard P. Durham

                                       /s/ SCOTT K. SORENSEN
                                       -------------------------------------
                                       Scott K. Sorensen

                                       /s/ RONALD G. MOFFITT
                                       -------------------------------------
                                       Ronald G. Moffitt

                                                                      SCHEDULE I

                                  STOCKHOLDERS

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

INVESTOR STOCKHOLDERS

Chase Domestic Investments, L.L.C.                              317,306
c/o Chase Capital Partners
1221 Avenue of the Americas, 40th Floor
New York, New York  10020
Telephone:  212-899-3400
Telecopier:  212-899-3401
Attention:  Timothy Walsh

         with a copy to:

         O'Sullivan Graev & Karabell, LLP
         30 Rockefeller Plaza, 41st Floor
         New York, New York 10112
         Telephone:  212-408-2400
         Telecopier:  212-728-5950
         Attention:  Ilan S. Nissan, Esq.


--------------------------
(1) In addition to the Stockholder Shares, each of Chase Domestic Investments, L.L.C., First Union Capital Partners, LLC, New York Life Capital Partners, L.P. and The Northwestern Mutual Life Insurance Company own, respectively, 52,000 shares, 24,000 shares, 12,000 shares and 12,000 shares of the Company's Series A Cumulative Exchangeable Redeemable Preferred Stock, no par value.

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

First Union Capital Partners, LLC                                6,210
301 South College Street
One First Union Center, 5th Floor
Charlotte, NC  28288-0732
Telephone:  704-715-1481
Telecopier:  704-374-6711
Attention:  Robert G. Calton III

            with a copy to:

            Kennedy Covington Lobdell &
              Hickman, L.L.P.
            Bank of America Corporate Center, Suite 4200
            100 North Tryon Street
            Charlotte, North Carolina  28202-4006
            Attention:  J. Norfleet Pruden, III
            Telephone:  704--331-7442
            Telecopier:  704-331-7598

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

New York Life Capital Partners, L.P.                             12,419
51 Madison Avenue
Suite 3009
New York, New York  10010
Attention:  Steve Benevento
Telephone:  212-576-7000
Telecopier:  212-576-5591

         with a copy to:

         Office of the General Counsel
         New York Life Insurance Company
         51 Madison Avenue
         Suite 1104
         New York, New York  10010
         Attention:  Steve Benevento
         Telephone:  212-576-7000
         Telecopier:  212-576-8340

         and a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         590 Madison Avenue, 19th Floor
         New York, New York 10022
         Attention: Edward D. Sopher, Esq.
         Telephone: 212-872-1026
         Telecopier: 212-407-3226

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

The Northwestern Mutual Life Insurance Company                     6,210
720 East Wisconsin Avenue
Milwaukee, WI  53202
Attention:  Dave Barras
Telephone:  414-299-1618
Telecopier:  414-299-7124

         with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         590 Madison Avenue, 19th Floor
         New York, New York 10022
         Attention: Edward D. Sopher, Esq.
         Telephone: 212-872-1026
         Telecopier: 212-407-3226

TRUST HOLDERS

The Christena Karen H. Durham Trust                              158,917
500 Huntsman Way
Salt Lake City, Utah  84108
Telephone:  801-584-5700
Telecopier: 801-584-5783
Attention: Richard P. Durham

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

MANAGEMENT STOCKHOLDERS

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

Durham Capital, Ltd. and Richard P. Durham                       42,789
500 Huntsman Way
Salt Lake City, Utah  84108
Telephone:  801-584-5700
Telecopier: 801-584-5783
Attention: Richard P. Durham

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

Jack E. Knott                                                     7,750
72 Brinker Road
Barrington Hills, Illinois 60010
Telephone:  847-382-0873

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

Sorensen Capital, LLC and Scott K. Sorensen                      14,173
3276 E. Walker Oaks Court
Salt Lake City, Utah  84121
Telephone:  801-943-4707
Attention:  Scott K. Sorensen

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

Moffitt Capital, LLC and Ronald G. Moffitt                       4,882
6758 S. Vista Grande Drive
Salt Lake City, Utah  84121
Telephone:  801-942-2443
Attention:  Ronald G. Moffitt

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

Ronald G. Moffitt IRA (DLJ Securities Corp. Custodian)           1,700
6758 S. Vista Grande Drive
Salt Lake City, Utah  84121
Telephone: 801-942-2443
Attention:  Ronald G. Moffitt

      with a copy to:

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Telephone:  312-558-5600
      Telecopier:  312-558-5700
      Attention: John L. MacCarthy

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

WARRANTHOLDERS

Chase Domestic Investments, L.L.C.                               22,486
c/o Chase Capital Partners
1221 Avenue of the Americas, 40th Floor
New York, New York  10020
Telephone:  212-899-3400
Telecopier:  212-899-3401
Attention:  Richard D. Waters

         with a copy to:

         O'Sullivan Graev & Karabell, LLP
         30 Rockefeller Plaza, 41st Floor
         New York, New York 10112
         Telephone:  212-408-2400
         Telecopier:  212-728-5950
         Attention: Frederick M. Bachman, Esq.


First Union Capital Partners, LLC                                 5,189
301 South College Street
One First Union Center, 5th Floor
Charlotte, NC  28288-0732
Telephone:  704-715-1481
Telecopier:  704-374-6711
Attention:  Robert G. Calton III

            with a copy to:

            Kennedy Covingotn Lobdell &
              Hickman, L.L.P.
            Bank of America Corporate Center, Suite 4200
            100 North Tryon Street
            Charlotte, North Carolina  28202-4006
            Attention:  J. Norfleet Pruden, III
            Telephone:  704--331-7442
            Telecopier:  704-331-7598

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

New York Life Capital Partners, L.P.                            10,378
51 Madison Avenue
Suite 3009
New York, New York  10010
Attention:  Steve Benevento
Telephone:  212-576-7000
Telecopier:  212-576-5591

         with a copy to:

         Office of the General Counsel
         New York Life Insurance Company
         51 Madison Avenue
         Suite 1104
         New York, New York  10010
         Attention:  Steve Benevento
         Telephone:  212-576-7000
         Telecopier:  212-576-8340

         and a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         590 Madison Avenue, 19th Floor
         New York, New York 10022
         Attention: Edward D. Sopher, Esq.
         Telephone: 212-872-1026
         Telecopier: 212-407-3226

                                                              NUMBER OF
                                                             STOCKHOLDER
   NAME AND ADDRESS OF STOCKHOLDER                            SHARES(1)

The Northwestern Mutual Life Insurance Company                   5,189
720 East Wisconsin Avenue
Milwaukee, WI  53202
Attention:  Dave Barras
Telephone:  414-299-1618
Telecopier:  414-299-7124

         with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         590 Madison Avenue, 19th Floor
         New York, New York 10022
         Attention: Edward D. Sopher, Esq.
         Telephone: 212-872-1026
         Telecopier: 212-407-3226

                                                                       EXHIBIT A


                                JOINDER AGREEMENT


                The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders' Agreement dated as of May 31, 2000 (as the same may hereafter be amended, the "Stockholders' Agreement"), among Huntsman Packaging Corporation, a Utah company (the "Company") and the Stockholders named therein.

                By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders' Agreement in the same manner as if the undersigned were an original signatory to such agreement.

                The undersigned agrees that the undersigned shall be [a] [an] [Investor Stockholder] [Management Stockholder] [Trust Holder] [Warrantholder], as such term is defined in the Stockholders' Agreement.(2)

                Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ______, _______.


                                             -----------------------------
                                                Signature of Stockholder





                                             -----------------------------
                                               Print Name of Stockholder





-----------------------------
(2) TYPE OF STOCKHOLDER SHALL BE THE SAME AS THE TRANSFEROR OF THE TRANSFERRED COMMON STOCK.

                                                                    EXHIBIT B


                                      REGULATORY
                                AGREEMENT dated as of May 31, 2000, by and between CHASE DOMESTIC INVESTMENTS, L.L.C., a Delaware limited liability company (the "the Investor"), and HUNTSMAN PACKAGING CORPORATION, a Utah corporation (the "Company")

       WHEREAS, the Investor is a regulated entity and an indirect subsidiary of The Chase Manhattan Corporation and in connection therewith the Investor is subject to various regulations that may impose restrictions on the type and terms of the Investor's investment in the Company;

       NOW THEREFORE, in connection with the foregoing, the parties hereby agree as set forth below.

      SECTION 1.  REGULATORY COOPERATION.

          (a) In the event that the Investor reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by the Investor in order (i) to effectuate and facilitate any transfer by the Investor of any securities of the Company then held by the Investor to any Person designated by the Investor, (ii) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible into voting securities on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing and (iii) to grant the Investor or its designee the reasonable equivalent of any voting rights arising out of the Investor's ownership of voting securities and/or provided for in the Stockholders Agreement that were diminished as a result of the transfers and amendments referred to above. If the Investor elects to transfer securities of the Company in order to avoid a Regulatory Problem to an Affiliate subject to limitations on its voting or total ownership interest in the Company, the Company and such Affiliate shall enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with Laws to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of securities of the Company that would result or be reasonably expected to result in such Affiliate holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

          (b) In the event the Investor has the right to acquire any of the Company's securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it has a Regulatory

Problem, at the Investor's request the Company will offer to sell to the Investor non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had the Investor acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to Section 1(a).

          (c) In the event that any Affiliate of the Company ever offers to issue any of its securities to the Investor, then the Company will cause such Affiliate to enter into an agreement with the Investor substantially similar to this Agreement.

      SECTION 2. CROSS MARKETING ACTIVITIES.

          (a) Neither the Company nor any of its subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any Depository Institution which the Company knows is owned by The Chase Manhattan Corporation, or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any Depository Institution which the Company knows is owned by The Chase Manhattan Corporation.

          (b) The Company shall give the Investor thirty (30) days prior notice before taking any affirmative steps which would cause the representations and warranties contained in this Section 2 to be untrue.

          (c) The Company shall use its best efforts to notify the Investor promptly at any time in which the Company reasonably believes the representations contained in this Section 2 to be untrue whether as a result of the Company's affirmative action or otherwise.

      SECTION 3. LENDING ACTIVITIES.

        The Company will use reasonable efforts to notify the Investor if it or any of its subsidiaries enters into a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any Depository Institution which the Company knows is owned by The Chase Manhattan Corporation at least 30 days prior thereto. Any failure by the Company to comply with this
Section 3 shall not be deemed to be a violation of, or default under, this
Section 3.

      SECTION 4. DEFINITIONS.

          "Affiliate" means, with respect to any Person, (a) a director or executive officer of such Person or any Person identified in clause (c) below, and (b) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Law.

          "Law," with respect to any Person, means all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

          "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Depository Institution" means an institution organized under the laws of the United States, any State of the United States, the District of Colombia, any territory of the United States, Puerto Rico, Guam, American Samoa, or the Virgin Islands which both (i) accepts demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others; and (ii) is engaged in the business of making commercial loans. The Chase Manhattan Corporation is not a Depository Institution.

          "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

          "Regulatory Problem" means any set of facts or circumstances in which the Investor's ownership of securities issued by the Company (a) gives rise to a material violation of Law by the Investor or any of its Affiliates, or gives rise to a reasonable belief by the Investor that such a violation is likely to occur or (b) gives rise to a limitation in Law that will impair materially the ability of the Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by the that such a limitation is likely to arise.

          "Stockholders Agreement" means the Stockholders Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

      SECTION 5.  AMENDMENTS; BENEFIT.

          The terms and provisions of this Agreement may not be modified or amended, unless pursuant to a written agreement executed by each of the parties hereof. This Agreement shall be for the benefit of the Investor and its Affiliates and shall apply to each acquisition of securities issued by the Company to the Investor or its Affiliates.

      SECTION 6.  COUNTERPARTS, FACSIMILE SIGNATURES.

          This Agreement may be executed in any number of counterparts, including by means of facsimile, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                    ********

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       CHASE DOMESTIC INVESTMENTS,
                                       L.L.C.

                                       By:  Chase Capital Investments, L.P.,
                                            as Sole Member

                                       By:  Chase Capital Partners,
                                            as Investment Manager

                                       By:
                                           ----------------------------------
                                           Name: Timothy J. Walsh
                                           Title: General Partner

                                       HUNTSMAN PACKAGING CORPORATION

                                       By:
                                           ----------------------------------
                                           Name:  Richard P. Durham
                                           Title: Chief Executive Officer and
                                                  President